UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STRATOS RENEWABLES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	20-1699126
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9440 Santa Monica Boulevard, Suite 401
Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class to be registered
NONE	NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effect pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-124060 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Stratos Renewables Corporation, or the Registrant, hereby incorporates by reference the description of its Common Stock to be registered hereunder to the section captioned “Description of Securities” in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2007 (File No. 333-124060), as filed with the Securities and Exchange Commission, or the Commission, on April 15, 2008.

Item 2.	Exhibits

1. Amended and Restated Articles of Incorporation of Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as originally filed with the Commission on November 20, 2007).

2. Amended and Restated Bylaws of Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K as originally filed with the Commission on November 20, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 22, 2008	STRATOS RENEWABLES CORPORATION a Nevada corporation

	By:	/s/ Steven Magami
Steven Magami, President (Principal Executive Officer)